Exhibit 10.10

Global Form

STOCK OPTION AGREEMENT

Performance Vesting Option

THIS STOCK OPTION AGREEMENT (the “Agreement”), made by and between Denali Holding Inc., a Delaware corporation (the “Company”), and [                     ] (the “Optionee”), is effective as of [            ], 2013 (the “Grant Date”). Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Denali Holding Inc. 2013 Stock Incentive Plan (the “Plan”).

WHEREAS, as an incentive for the Optionee’s efforts during the Optionee’s Employment with the Company and its Affiliates, the Company wishes to afford the Optionee the opportunity to purchase a number of Shares, pursuant to the terms and conditions set forth in this Agreement and the Plan; and

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement, pursuant to which the Committee has instructed the undersigned officer to issue the Stock Award described below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meaning set forth in the Plan.

(a) “Closing” means the consummation of the acquisition of Dell by an indirect, wholly-owned subsidiary of the Company, and pursuant to which Dell became an indirect, wholly-owned subsidiary of the Company pursuant to an Agreement and Plan of Merger, dated as of February 5, 2013, as amended by Amendment No. 1 on August 2, 2013 (and as further amended, restated, supplemented or modified from time to time), among the Company, Denali Intermediate Inc., Denali Acquiror Inc., and Dell.

(b) “Direct Competitor” means (i) any Person or other business concern that offers or plans to offer products or services that are materially competitive with any of the products or services being manufactured, offered, marketed, or are actively being developed by Dell or any of its Affiliates as of the date of the Optionee’s termination of Employment, and (ii) any Affiliate of any Person or other business concern specified in clause (i). By way of illustration, and not by limitation, as of the Grant Date, the following companies meet the definition of Direct Competitor: Accenture LLP, Acer Inc., Apple Inc., CDW Corporation, Cisco Systems, Inc., Cognizant Technology Solutions Corporation, Computer Sciences Corporation, EMC Corporation, Hewlett-Packard Company, International Business Machines Corporation, Infosys Limited, Lenovo Group Limited, Oracle Corporation, Samsung Electronics Co., Ltd., Tata Group and Wipro Limited.

(c) “Equity Syndication” has the meaning set forth in the definition of “Initial Shares.”

(d) “Final Vesting Event” means the first to occur of (i) the seventh anniversary of the Closing, (ii) if so elected by the Board, a Change in Control, and (iii) the first date on which Michael S. Dell and his Permitted Transferees (as defined in the Management Stockholders Agreement) have become a 90% Owner (as defined in the Management Stockholders Agreement).

(e) “Illiquid Proceeds” means any proceeds (including, but not limited to, dividends, distributions and/or sales proceeds) received in respect of Initial Shares other than proceeds consisting of cash, cash equivalents and/or Marketable Securities.

(f) “Initial Shares” means (i) the shares of Series A common stock, par value $0.01 per share and (ii) the shares of Series B common stock, par value $0.01 per share, of the Company, in each case issued to the Sponsor Stockholders prior to, or as of, the Closing (excluding, in the case of clauses (i) and (ii), any such shares that are sold, syndicated or otherwise transferred to any Person not an Affiliate of a Sponsor Stockholder in connection with a syndication of a portion of a Sponsor Stockholder’s equity investment in the Company to one or more of such Sponsor Stockholder’s or its Affiliate’s limited partners or other co-investors; provided, that such equity syndication is consummated no later than 180 days following the Closing (the “Equity Syndication”).

(g) “Initial Share Value” means (i) at any time prior to an IPO, the fair market value of an Initial Share as determined by a third party valuation expert (who shall be a nationally recognized firm of valuation experts selected by the Board in its discretion), (ii) at the time of an IPO, the offering price per share of Common Stock to the public in the IPO (the “IPO Price”) and (iii) at any time after an IPO, the average of the closing price of a share of Common Stock on the principal stock exchange on which it is listed during the twenty (20) trading days immediately preceding the relevant date for which Initial Share Value is being determined (or all of the trading days following the IPO plus the IPO Price if the IPO occurred within less than twenty (20) trading days prior to the determination of Initial Share Value). In all cases, the determination of Initial Share Value under clause (i) above will exclude any discounts for illiquidity and minority interests.

(h) “Liquidity Event” means any transfer by a Sponsor Stockholder of Initial Shares for cash, cash equivalents and/or Marketable Securities, other than (i) any transfer by a Sponsor Stockholder to a Permitted Transferee (as defined in the Management Stockholders Agreement) of such Sponsor Stockholder, or (ii) any transfer pursuant to, or in connection with, an Equity Syndication.

(i) “Liquidity Percentage” means, with respect to a Liquidity Event, the percentage of the Initial Shares owned by all of the Sponsor Stockholders (regardless of whether such Sponsor Stockholders are participating in such Liquidity Event) immediately prior to the closing of such Liquidity Event that are being sold by the Sponsor Stockholders in such Liquidity Event.

(j) “Marketable Securities” means securities that (i) are traded on the New York Stock Exchange (or any successor thereto), the Nasdaq Stock Market (or any successor thereto) or any other stock exchange or stock market of similar stature to the foregoing, (ii) are, at the time of consummation of the applicable transfer, registered, pursuant to an effective registration statement and will remain registered until such time as such securities can be sold by the holder thereof pursuant to Rule 144 (or any successor provision) of the Securities Act, as such provision is amended from time to time, without any volume or manner of sale restrictions, and (iii) are not subject to restrictions on transfer as a result of any applicable contractual provisions or by law (including the Securities Act). For the purpose of this definition, Marketable Securities are deemed to have been received on the trading day immediately prior to the date that such Marketable Securities are received by the Sponsor Stockholders.

(k) “Repayment Behavior” means the Optionee’s (i) commencement of employment or service with a Direct Competitor in a role that is similar to any role the Optionee held at the Company or any of its Affiliates during the twenty four (24) months prior to the Optionee’s termination of Employment or in a role that could result in the Optionee using the Company’s or any of its Affiliates’ confidential information or trade secrets, (ii) disclosure of any of the Company’s or any of its Affiliates’ confidential information or trade secrets, or (iii) solicitation of any employee of the Company or any of its Affiliates to terminate employment with the Company or such Affiliate.

(l) “Repurchase Limitations” has the meaning given to such term in the Management Stockholders Agreement.

(m) “ROE” means, with respect to any ROE Measurement Date, the return on the Initial Shares as determined pursuant to the following formula:

(i) In the case of a ROE Measurement Date arising from a Liquidity Event, the ROE with respect to such Liquidity Event will be deemed to be (A) the sum of (x) the aggregate of all cash, cash equivalents and the fair market value at the time received (determined in accordance with clause (i) of the definition of Fair Market Value as set forth in the Plan) of all Marketable Securities received in such Liquidity Event by the Sponsor Stockholders in consideration of all the Initial Shares sold by the Sponsor Stockholders in such Liquidity Event, plus (y) the aggregate of all cash, cash equivalents and the fair market value at the time received (determined in accordance with clause (i) of the definition of Fair Market Value as set forth in the Plan) of all Marketable Securities received by the Sponsor Stockholders as dividends or distributions by the Company during the period from the Closing to such Liquidity Event in respect of the Initial Shares sold by the Sponsor Stockholders in such Liquidity Event, plus, (z) the aggregate cash, cash equivalents and the fair market value at the time received (determined in accordance with clause (i) of the definition of Fair Market Value as set forth in the Plan) of all Marketable Securities received during the period from the Closing to such Liquidity Event (whether as dividends, distributions or sales proceeds) by the Sponsor Stockholders in respect of any Illiquid Proceeds from the Initial Shares sold by the Sponsor Stockholders in such Liquidity Event, divided by (B) the product of (1) $13.75 multiplied by (2) the aggregate number of Initial Shares sold by the Sponsor Stockholders in such Liquidity Event; and

(ii) In the case of an ROE Measurement Date arising from any date or event that is not a Liquidity Event, the ROE with respect to such date or event will be deemed to be (A) the sum of (x) the Initial Share Value as of the applicable ROE Measurement Date of all Initial Shares that are owned by the Sponsor Stockholders at the time of the applicable ROE Measurement Date, plus (y) the aggregate of all cash, cash equivalents and the fair market value at the time received (determined in accordance with clause (i) of the definition of Fair Market Value as set forth in the Plan) of all Marketable Securities received by the Sponsor Stockholders as dividends or distributions by the Company during the period from the Closing to the applicable ROE Measurement Date in respect of the Initial Shares that are owned by the Sponsor Stockholders at the time of the applicable ROE Measurement Date, plus (z) the aggregate cash, cash equivalents and the fair market value at the time received (determined in accordance with clause (i) of the definition of Fair Market Value as set forth in the Plan) of all Marketable Securities received by the Sponsor Stockholders during the period from the Closing to such ROE Measurement Date (whether as dividends, distributions or sale proceeds) in respect of any Illiquid Proceeds from all Initial Shares that are owned by the Sponsor Stockholders at the time of the applicable ROE Measurement Date divided by (B) the product of (1) $13.75 multiplied by (2) the aggregate number of Initial Shares that are owned by the Sponsor Stockholders at the time of the applicable ROE Measurement Date.

(n) “ROE Measurement Date” means for purposes of (i) Section 3.1, the date of the applicable Liquidity Event, (ii) Section 3.2(a), the First Elective Test Date, (iii) Section 3.2(b), the Second Elective Test Date, (iv) Section 3.3(a), the fifth anniversary of the Closing, (v) Section 3.3(b), the sixth anniversary of the Closing, (vi) Section 3.3(c), the date of the Final Vesting Event, (vii) Section 3.4(a), the date of completion of an IPO and (viii) Section 3.4(b), the first anniversary of the completion of the IPO.

(o) “ROE Percentage” means, with respect to any ROE Measurement Date, the following, as applicable: (i) if the ROE on such ROE Measurement Date is less than 2.0, the ROE Percentage for such ROE Measurement Date will be 0%; provided, that if the ROE Percentage is being determined for purposes of a Liquidity Event that closes prior to the second anniversary of the Closing, then (x) if the ROE on such ROE Measurement Date is equal to or less than 1.0, the ROE Percentage for such ROE Measurement Date will be 0%, and (y) if the ROE on such ROE Measurement Date is greater than 1.0 but less than 2.0, then the ROE Percentage for such ROE Measurement Date will be the product of (1) 0.25 multiplied by (2) the percentage by which the ROE exceeds 1.0; and (ii) if ROE on such ROE Measurement Date equals at least 2.0, the ROE Percentage for such ROE Measurement Date will be 25%. For every additional 0.25 of ROE on such ROE Measurement Date in excess of 2.0, the ROE Percentage for such ROE Measurement Date will increase by an additional 6.25% (provided that the ROE Percentage shall never exceed 100%) and the additional ROE Percentage between any such increments of 0.25 of ROE on such ROE Measurement Date will be determined by straight line interpolation. By way of example and for illustration purposes only: (A) if ROE on such ROE Measurement Date equals 1.5 and there has not been a Liquidity Event that closes prior to the second anniversary of the Closing, then the ROE Percentage for such ROE Measurement Date will equal 0%; (B) if ROE on such ROE Measurement Date equals 1.5 and the ROE Percentage is being determined for purposes of a Liquidity Event that closes prior to the second anniversary of the Closing, then the ROE Percentage for such ROE Measurement Date will equal 0.25 multiplied by 50%, or 12.5%; (C) if ROE on such ROE Measurement Date equals 2.0, then the

ROE Percentage for such ROE Measurement Date will equal 25%; and (D) if ROE on such ROE Measurement Date equals 3.0, then the ROE Percentage for such ROE Measurement Date will equal 25% plus 4 multiplied by 6.25% or 50%.

ARTICLE II

GRANT OF OPTIONS

Section 2.1. Grant of Option.

(a) Number of Shares Subject to Option. For good and valuable consideration, on and as of the date hereof, the Company irrevocably grants to the Optionee an Option to purchase any part or all of an aggregate number of                  Shares, subject to the adjustment as set forth in Section 2.3 hereof (the “Option”).

(b) Forfeiture of Long-Term Cash Award. As a condition to the grant of this Option, the Optionee hereby forfeits the right to receive any amounts under the Dell Inc. Long-Term Cash Incentive and Retention Award granted with respect to the 2014 fiscal year.

Section 2.2. Exercise Price.

Subject to Section 2.3 hereof, the per Share exercise price of the Shares covered by the Option shall be $13.75 (the “Option Price”).

Section 2.3. Adjustments to Option.

The Option shall be subject to adjustment pursuant to Section 9 of the Plan.

ARTICLE III

VESTING AND EXERCISABILITY

Section 3.1. Elective ROE Measurement Dates Upon a Liquidity Event Occurring Prior to an IPO or Final Vesting Event.

Subject to Section 9 of the Plan, if a Liquidity Event occurs prior to the earlier of (i) the completion of an IPO or (ii) the Final Vesting Event, the Company shall provide written notice of such Liquidity Event to the Optionee no later than ten (10) business days following such Liquidity Event, which notice shall include, for such Liquidity Event, the Liquidity Percentage, the ROE, the ROE Percentage, the number of Liquidity Event Vesting Eligible Shares (as defined below), the number of Liquidity Event Vesting Eligible Shares with respect to which the Option will vest if the Optionee elects to treat such Liquidity Event as a ROE Measurement Date and the number of such Liquidity Event Vesting Eligible Shares that will be forfeited and cease to be subject to the Option if the Optionee elects to treat such Liquidity Event as a ROE Measurement Date. Upon receipt of such notice from the Company, the Optionee may, by providing irrevocable written notice to the Company no later than ten (10) business days following receipt of the Company’s notice, elect to treat such Liquidity Event as a ROE Measurement Date for that number of Shares subject to the Option that is equal to the product of (x) the number of Shares subject to the Option that have not vested or been forfeited prior to such

ROE Measurement Date, multiplied by (y) the Liquidity Percentage applicable to such Liquidity Event (such Shares, the “Liquidity Event Vesting Eligible Shares”). If in accordance with the immediately preceding sentence the Optionee delivers written notice electing to treat such Liquidity Event as a ROE Measurement Date, then a number of Liquidity Event Vesting Eligible Shares with respect to which the Option will vest and become exercisable upon the occurrence of such Liquidity Event will equal the product of (1) the number of Liquidity Event Vesting Eligible Shares multiplied by (2) the ROE Percentage with respect to such Liquidity Event. If the Optionee delivers written notice in accordance with this Section 3.1 electing to treat the Liquidity Event as a ROE Measurement Date in connection with such Liquidity Event, all Liquidity Event Vesting Eligible Shares in respect of such Liquidity Event that do not vest in accordance with terms of this Section 3.1 shall cease to be subject to the Option, and the portion of the Option in respect thereof shall be immediately forfeited without consideration or payment therefor upon the delivery of the written notice from the Optionee to the Company that the Optionee elects to treat such Liquidity Event as a ROE Measurement Date.

Section 3.2. Elective ROE Measurement Dates Upon the Third and Fourth Anniversaries of the Closing (If Prior to an IPO).

(a) First Elective Vesting Event (Third Anniversary of Closing). If (i) an IPO has not been completed by the third anniversary of the Closing (such anniversary, the “First Elective Test Date”) and (ii) an aggregate of less than 25% of the Shares subject to the Option have become eligible to vest in accordance with Section 3.1 as a result of one or more Liquidity Events occurring prior to the First Elective Test Date, the Company shall provide written notice to the Optionee no later than thirty (30) days following the First Elective Test Date, which notice shall include, for the First Elective Test Date, the Initial Share Value as of the First Elective Test Date, the ROE, the ROE Percentage, the number of First Elective Event Vesting Eligible Shares (as defined below), the number of First Elective Event Vesting Eligible Shares with respect to which the Option will vest upon such First Elective Vesting Event if the Optionee elects to treat the First Elective Vesting Event as a ROE Measurement Date and the number of First Elective Event Vesting Eligible Shares that will be forfeited and cease to be subject to the Option if the Optionee elects to treat the First Elective Vesting Event as a ROE Measurement Date. Upon receipt of such notice from the Company, the Optionee may, by providing irrevocable written notice to the Company no later than ten (10) business days following receipt of the Company’s notice, elect to treat the First Elective Test Date as a ROE Measurement Date for a portion of the Shares subject to the Option (if so elected, the “First Elective Vesting Event”). If the Optionee elects in accordance with the immediately preceding sentence to treat the First Elective Test Date as the First Elective Vesting Event, then (subject to Sections 3.4(b) and 3.4(c)) as of the First Elective Date the Option will vest and become exercisable with respect to that number of First Elective Event Vesting Eligible Shares equal to the product of (x) (A) 25% of the total number of Shares subject to the Option minus (B) the number of Shares subject to the Option that have vested or been forfeited prior to the First Elective Test Date ((A) minus (B), the “First Elective Event Vesting Eligible Shares”), multiplied by (y) the ROE Percentage with respect to such First Elective Vesting Event. If the Optionee delivers written notice in accordance with this Section 3.2(a) electing to treat the First Election Test Date as the First Elective Vesting Event, then effective as of the First Elective Date all First Elective Event Vesting Eligible Shares that do not vest in accordance with the terms of Section 3.2(a) shall cease to be subject to the Option, and the portion of the Option in respect thereof shall be immediately forfeited without consideration or payment therefor. For purposes of clause (ii) of this Section 3.2(a), Shares will be deemed to have become eligible to vest as a result of a Liquidity Event only if the Optionee elected to treat such Liquidity Event as a ROE Measurement Date in accordance with Section 3.1 (in which event the number of Shares deemed eligible to vest as a result of such Liquidity Event will equal the number of Liquidity Event Vesting Eligible Shares with respect to such Liquidity Event).

(b) Second Elective Vesting Event (Fourth Anniversary of Closing). If (i) an IPO has not been completed by the fourth anniversary of the Closing (such anniversary, the “Second Elective Test Date”) and (ii) an aggregate of less than 50% of the Shares subject to the Option have become eligible to vest in accordance with (v) Section 3.1 as a result of one or more Liquidity Events occurring prior to the Second Elective Test Date and/or (w) Section 3.2(a), the Company shall provide written notice to the Optionee no later than thirty (30) days following the Second Elective Test Date, which notice shall include, for the Second Elective Test Date, the Initial Share Value as of the Second Elective Test Date, the ROE, the ROE Percentage, the number of Second Elective Event Vesting Eligible Shares (as defined below), the number of Second Elective Event Vesting Eligible Shares with respect to which the Option will vest upon such Second Elective Vesting Event if the Optionee elects to treat the Second Elective Vesting Event as a ROE Measurement Date and the number of Second Elective Event Vesting Eligible Shares that will be forfeited and cease to be subject to the Option if the Optionee elects to treat the Second Elective Vesting Event as a ROE Measurement Date. Upon receipt of such notice from the Company, the Optionee may, by providing irrevocable written notice to the Company no later than ten (10) business days following receipt of the Company’s notice, elect to treat the Second Elective Test Date as a ROE Measurement Date for a portion of the Shares subject to the Option (if so elected, the “Second Elective Vesting Event”). If the Optionee elects in accordance with the immediately preceding sentence to treat the Second Elective Test Date as the Second Elective Vesting Event, then as of the Second Elective Date the Option will vest and become exercisable with respect to that number of Second Elective Event Vesting Eligible Shares equal to the product of (x) (A) 50% of the total number of Shares subject to the Option minus (B) the number of Shares subject to the Option that have vested or been forfeited prior to the Second Elective Test Date ((A) minus (B), the “Second Elective Event Vesting Eligible Shares”), multiplied by (y) the ROE Percentage with respect to such Second Elective Vesting Event. If the Optionee delivers written notice in accordance with this Section 3.2(b) electing to treat the Second Election Test Date as the Second Elective Vesting Event, then effective as of the Second Elective Date all Second Elective Event Vesting Eligible Shares that do not vest in accordance with the terms of this Section 3.2(b) shall cease to be subject to the Option, and the portion of the Option in respect thereof shall be immediately forfeited without consideration or payment therefor. For purposes of clause (ii) of this Section 3.2(b), (I) Shares will be deemed to have become eligible to vest as a result of a Liquidity Event only if the Optionee elected to treat such Liquidity Event as a ROE Measurement Date in accordance with Section 3.1 (in which event the number of Shares deemed eligible to vest as a result of such Liquidity Event will equal the number of Liquidity Event Vesting Eligible Shares with respect to such Liquidity Event) and (II) Shares will be deemed to have become eligible to vest in accordance with Section 3.2(a) only if the Optionee elected to treat the First Elective Test Date as the First Elective Vesting Event (in which event the number of Shares deemed eligible to vest as a result of Section 3.2(a) will equal the number of First Elective Event Eligible Shares).

Section 3.3. Mandatory ROE Measurement Dates Upon the Fifth and Six Anniversaries of the Closing (If Prior to an IPO) and the Final Vesting Event.

(a) Fifth Anniversary Vesting Event. If an IPO has not been completed prior to the fifth anniversary of the Closing (the “Fifth Anniversary Vesting Event”), then that number of unvested Shares subject to the Option equal to the product of (i) the number of Shares subject to the Option that have not vested or been forfeited prior to the fifth anniversary of the Closing, multiplied by (ii) the ROE Percentage with respect to the applicable ROE Measurement Date shall vest and become exercisable as of the fifth anniversary of the Closing. For purposes of clarification, the portion of the Option that was measured with respect to ROE pursuant to this Section 3.3(a) and that does not vest hereunder shall remain outstanding in accordance with the terms hereof.

(b) Sixth Anniversary Vesting Event. If an IPO has not been completed prior to the sixth anniversary of the Closing (the “Sixth Anniversary Vesting Event”), then that number of unvested Shares subject to the Option equal to the product of (i) the number of Shares subject to the Option that have not vested or been forfeited prior to the sixth anniversary of the Closing, multiplied by (ii) the ROE Percentage with respect to the applicable ROE Measurement Date shall vest and become exercisable as of the sixth anniversary of the Closing. For purposes of clarification, the portion of the Option that was measured with respect to ROE pursuant to this Section 3.3(b) and that does not vest hereunder shall remain outstanding in accordance with the terms hereof.

(c) Final Vesting Event. Upon the Final Vesting Event, that number of unvested Shares subject to the Option equal to the product of (i) the number of Shares subject to the Option that have not vested or been forfeited prior to the Final Vesting Event, multiplied by (ii) the ROE Percentage with respect to the applicable ROE Measurement Date shall vest and become exercisable as of the Final Vesting Event. Anything in this Agreement to the contrary notwithstanding, upon the occurrence of the Final Vesting Event, the portion of the Option that was measured with respect to ROE pursuant to this Section 3.3(c) and that does not vest hereunder shall cease to be subject to the Option and shall be immediately forfeited without consideration or payment therefor.

(d) Notice of Vesting. No later than thirty (30) days following the Fifth Anniversary Vesting Event, the Sixth Anniversary Vesting Event and/or the Final Vesting Event, as applicable, the Company shall provide written notice to the Optionee setting forth the Initial Share Value, the ROE, the ROE Percentage, the number of Shares subject to the Option that vested on the applicable vesting event, if any, and, if such vesting event is the Final Vesting Event, the number of Shares subject to the Option that were forfeited without consideration or payment on such vesting event.

Section 3.4. Mandatory ROE Measurement Dates Upon IPO and First Anniversary of IPO (If Prior to Final Vesting Event).

If an IPO is completed prior to the Final Vesting Event:

(a) upon completion of such IPO, a number of unvested Shares subject to the Option equal to the product of (i) 50% of the total number of Shares subject to the Option that have not vested or been forfeited prior to the applicable ROE Measurement Date, multiplied by (ii) the ROE Percentage with respect to the applicable ROE Measurement Date shall immediately vest and become exercisable. For purposes of clarification, the portion of the Option that was measured with respect to ROE pursuant to this Section 3.4(a) and that does not vest hereunder shall remain outstanding in accordance with the terms hereof; and

(b) upon the first anniversary of such IPO (if such first anniversary is prior to the Final Vesting Event), a number of unvested Shares subject to the Option equal to the product of (i) the number of Shares subject to the Option that have not vested or been forfeited prior to the applicable ROE Measurement Date, multiplied by (ii) the ROE Percentage with respect to the applicable ROE Measurement Date shall immediately vest and become exercisable. At the first anniversary of an IPO, all Shares subject to the Option that did not vest prior to the first anniversary of the IPO and do not vest in accordance with the terms of this Section 3.4(b) shall cease to be subject to the Option and immediately be forfeited without consideration or payment therefor.

(c) Notice of Vesting. No later than ten (10) business days following the occurrence of the vesting events described in Sections 3.4(a) or (b), as applicable, the Company shall provide written notice to the Optionee setting forth the Initial Share Value, the ROE, the ROE Percentage, the number of Shares subject to the Option that vested on the applicable vesting event, if any, and, if such vesting event is the event described in Section 3.4(b), the number of Shares subject to the Option that were forfeited without consideration or payment on such vesting event.

Section 3.5. Treatment of Option Upon Termination of Employment.

(a) General. No portion of the Option shall vest and become exercisable as to any additional Shares following the termination of the Optionee’s Employment, and the portion of the Option that is unvested and unexercisable as of the date of such termination shall immediately be forfeited upon such termination of the Optionee’s Employment without consideration or payment therefor.

(b) Forfeiture of Unvested Portion of Option upon Repayment Behavior. The unvested portion of the Option shall automatically be forfeited without consideration or payment therefor upon the first date on which the Optionee engages in any Repayment Behavior (as determined by the Committee).

ARTICLE IV

EXPIRATION OF OPTIONS

Section 4.1. Expiration of Option.

The Optionee may not exercise the exercisable portion of the Option to any extent after the first to occur of the following events:

(a) the tenth anniversary of the Grant Date;

(b) immediately upon the date of the Optionee’s termination of Employment, if the Optionee’s Employment is terminated by the Company or any of its Affiliates, as applicable, for Cause; or

(c) the expiration of the nine (9) month period following the date of the Optionee’s termination of Employment if the Optionee’s Employment terminates for any reason other than for Cause.

Notwithstanding the foregoing, if the Fifth Anniversary Vesting Event, Sixth Anniversary Vesting Event and/or Final Vesting Event pursuant to Section 3.3 and/or the IPO or first anniversary of the IPO pursuant to Section 3.4 occurs prior to the expiration of the Option pursuant to clause (a) or (c) above, but the Optionee receives the written notice in Section 3.3(d) and/or Section 3.4(c), as applicable, after the date that the Option otherwise is scheduled to expire in accordance with this Section 4.1(a) through (c) above, then the Option instead shall remain outstanding and exercisable until at least thirty (30) days following the date on which the Optionee receives written notice under Section 3.3(d) and/or Section 3.4(c), as applicable.

ARTICLE V

EXERCISE OF OPTION

Section 5.1. Person Eligible to Exercise.

Except as otherwise permitted by the Committee in writing or by the Management Stockholders Agreement, the Optionee is the only Person that may exercise the exercisable portion of the Option, unless and until the Optionee dies or suffers a Disability. After the Disability or death of the Optionee, the exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 4.1 hereof, be exercised by the Optionee’s personal representative, guardian or by any person empowered to do so under the Optionee’s will or under the then Applicable Laws of descent and distribution.

Section 5.2. Exercisability of Option.

Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 4.1; provided, however, that any partial exercise shall be for whole Shares only. For the avoidance of doubt, the Option shall not be exercisable with respect to any of the Shares subject thereto prior to the later of (i) the date (if any) the Option has vested with respect to such Shares in accordance with ARTICLE III, or (ii) the date on which the Optionee receives the written notice described in Section 3.3(d) or Section 3.4(c), as applicable.

Section 5.3. Manner of Exercise.

Any exercisable portion of the Option may be exercised solely by delivering to the Office of the Secretary of the Company at the Company’s principal office, all of the following prior to the time when the Option or such portion becomes unexercisable under Section 4.1:

(a) notice in writing signed by the Optionee or the other Person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b) full payment of the aggregate Option Price for the Shares with respect to which such Option or portion thereof is exercised (i) in cash (by check or wire transfer or a combination of the foregoing), (ii) a “net exercise” method whereby the Option Price for the Shares being exercised is satisfied by the Company withholding from the Shares otherwise issuable to the Optionee, that number of Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the product of (x) the Option Price and (y) the number of Shares with respect to which the Option is being exercised, or (iii) any combination of the foregoing methods, as elected by the Optionee;

(c) a bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other Person then entitled to exercise such Option or portion thereof, stating that the Shares are being acquired for the Optionee’s own account, for investment and without any present intention of distributing or reselling said Shares or any of them except as may be permitted under the Securities Act, and that the Optionee or other Person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the Shares by such Person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its reasonable discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations;

(d) unless already delivered, a written instrument (a “Joinder”) pursuant to which the Optionee agrees to be bound by the terms and conditions of the Management Stockholders Agreement to the same extent as a Management Stockholder thereunder, as provided as Annex A to the Management Stockholders Agreement;

(e) full payment to the Company or any of its Affiliates, as applicable, of all amounts which, under federal, state, local and/or non-U.S. law, such entity is required to withhold upon exercise of the Option; provided, that, at the Optionee’s election, such withholding obligation may be satisfied by the Company withholding from the Shares otherwise issuable to the Optionee that number of Shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, equal to such withholding tax obligation (but in no event more than the minimum required tax withholding); provided, further, that, the Optionee’s right to elect such share withholding shall be subject to Section 4.6(b) of the Management Stockholders Agreement, and any limitations imposed under Delaware law or other Applicable Law and/or under the terms of any preferred stock, debt financing arrangements or other indebtedness of the Company or its Subsidiaries (including any such limitations resulting from the Company’s Subsidiaries being prohibited or prevented from distributing to the Company sufficient proceeds or funds to enable the Company to repurchase Common Stock in accordance with Delaware law or other Applicable Law and/or the then applicable terms and conditions of such arrangements); and

(f) in the event the Option or portion thereof shall be exercised pursuant to Section 5.1 by any Person or Persons other than the Optionee, appropriate proof of the right of such Person or Persons to exercise the Option.

Without limiting the generality of the foregoing, any subsequent transfer of Shares shall be subject to the terms and conditions of the Management Stockholders Agreement and the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares acquired on exercise of the Option does not violate the Securities Act, and may, in its reasonable discretion, issue stop-transfer orders covering such Shares. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the subsequent transfer of the Shares to be issued pursuant to such exercise has been registered under the Securities Act, and such registration is then effective in respect of such Shares.

Section 5.4. Conditions to Issuance of Shares.

The Company shall not be required to record the ownership by the Optionee of Shares purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

(a) the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable;

(b) the lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience or as may otherwise be required by Applicable Law; and

(c) the execution and delivery of the Joinder by the Optionee to the extent the Optionee is not already a party to the Management Stockholders Agreement.

Section 5.5. Rights as Stockholder.

The Optionee shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable in connection with the Option or any portion thereof unless and until a book entry representing such Shares has been made on the books and records of the Company.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Administration.

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee and his or her beneficiaries or successors, the Company and all other interested persons (including, without limitation, any determination that the Optionee engaged in Repayment

Behavior). No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time, and from time to time, exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 6.2. Option Not Transferable.

Except as otherwise permitted by the Committee in writing, neither the Option nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, to the extent permitted by Applicable Law, this Section 6.2 shall not prevent transfers by will or by the Applicable Laws of descent and distribution.

Section 6.3. Forfeiture and Repayment Obligation for Engaging in Repayment Behavior.

(a) By accepting this Option, the Optionee acknowledges and agrees that, if the Committee determines that the Optionee engaged in Repayment Behavior at any time during the Optionee’s Employment or the one-year period following the termination of the Optionee’s Employment, then, in addition to the consequences described in Section 3.5(b) above, upon the date on which the Optionee first engages in such Repayment Behavior (as determined by the Committee) (such date, the “Trigger Date”): (i) if and to the extent then outstanding, the portion of the Option held by the Optionee or any member of the Optionee’s Management Stockholder Group (as defined in the Management Stockholders Agreement) that first vested and became exercisable during the two-year period immediately preceding the earlier of (x) the Trigger Date and (y) the date on which the Optionee’s Employment terminated shall be automatically forfeited for no consideration (such two year period, the “Claw Back Period” and such portion of the Option, the “Claw Back Option”), (ii) any Shares then held by the Optionee or any member of the Optionee’s Management Stockholder Group that were acquired upon the exercise of the Claw Back Option will immediately cease to be transferable by the Optionee or any members of the Optionee’s Management Stockholder Group (other than to the Optionee’s Management Stockholder Group pursuant to Section 3.3 of the Management Stockholders Agreement, to the Company pursuant to this clause (ii), or transfers pursuant to and in accordance with the provisions of Sections 3.4 and 3.5 of the Management Stockholders Agreement) and, subject to any applicable Repurchase Limitations, may, at the Company’s election, be repurchased by the Company for a payment equal to the aggregate Option Price paid by the Optionee or any member of the Optionee’s Management Stockholder Group to acquire such Shares, which election shall be made within the three (3) month period following the later of (A) the Trigger Date and (B) the date on which such Shares were acquired by the Optionee or any member of the Optionee’s Management Stockholder Group (provided, that for purposes of this clause (ii), if the Company has made the election described above in this clause (ii), it shall repurchase all such Shares which the Company failed to purchase due to Repurchase Limitations as soon as practicable, in compliance with, and subject to the terms of, the Management Stockholders Agreement), and (iii) if the Optionee or any member of the Optionee’s Management Stockholder Group have sold any Shares (including any sales or repurchases pursuant to the provisions of Article IV of the

Management Stockholders Agreement) that were acquired upon the exercise of the Claw Back Option during the Claw Back Period, the Optionee and each member of the Optionee’s Management Stockholder Group shall be required to promptly (and in any event, no later than ten (10) days following receipt of notice thereof from the Company or one of its Affiliates) pay to the Company, in cash (in U.S. dollars) and on demand in immediately available funds by wire transfer an amount equal to (A) the amount paid by the acquiror(s) (which, for the avoidance of doubt, could include the Company, its Subsidiaries or their designee, or any Sponsor Stockholder, pursuant to the provisions of Article IV of the Management Stockholders Agreement) to the Optionee and/or the members of the Optionee’s Management Stockholder Group in such sale(s) of Shares, minus (B) the aggregate Option Price paid by the Optionee or any member of the Optionee’s Management Stockholder Group to acquire such sold Shares; provided, that such amount shall not be less than zero. The Optionee understands that this Section 6.3 does not prohibit the Optionee from competing with the Company and its Affiliates, but rather simply imposes the economic consequences described in this Section 6.3 if the Committee determines that the Optionee has engaged in Repayment Behavior.

(b) For purposes of this Section 6.3, if the Optionee and/or any member of the Optionee’s Management Stockholder Group sell any Shares during the Claw Back Period and, at the time of any such sale, the Optionee and the other members of the Optionee’s Management Stockholder Group collectively own (after giving effect to this sentence) both (x) Shares that were acquired upon exercise of the Claw Back Option during the Claw Back Period and (y) Shares that were not acquired upon exercise of the Claw Back Option during the Claw Back Period, then the Shares that are sold shall be conclusively deemed to not have been acquired upon exercise of the Claw Back Option during the Claw Back Period unless and until, after giving effect to this sentence, all Shares described in clause (y) have been sold in such sale and are no longer owned by the Optionee or any other member of the Optionee’s Management Stockholder Group (e.g., if on a date of sale of Shares, the Optionee and the Optionee’s Management Stockholder Group own an aggregate of 1,000 Shares described in clause (x) and 1,000 Shares described in clause (y) and the Optionee and/or other members of the Optionee’s Management Stockholder Group sell an aggregate of 1,500 Shares, 500 of the Shares sold will be deemed to be Shares that were acquired upon exercise of the Claw Back Option during the Claw Back Period). The Optionee agrees to promptly provide the Company with all information that the Company reasonably requests in order to determine any amount payable pursuant to this Section 6.3 to the Company by the Optionee or any member of the Optionee’s Management Stockholder Group.

Section 6.4. Applicability of the Plan and the Management Stockholders Agreement.

The Option, and the Shares issued to the Optionee upon exercise of the Option, shall be subject to all of the terms and provisions of the Plan and the Management Stockholders Agreement, to the extent applicable to the Option and such Shares. Any disputes regarding the determination of matters contemplated in the Management Stockholders Agreement (including but not limited to the determination of whether the Optionee engaged in Repayment Behavior for purposes of the Management Stockholders Agreement (but not for purposes of this Agreement)) shall be determined in accordance with Section 7.3 (Governing Law) and Section 7.4 (Submissions to Jurisdictions; WAIVER OF JURY TRIAL) of the Management Stockholders Agreement. In the event of any conflict between this Agreement and the Plan, the terms of the

Plan shall control. In the event of any conflict between this Agreement or the Plan and the Management Stockholders Agreement, the terms of the Management Stockholders Agreement shall control.

Section 6.5. Notices.

Any notice to be given under the terms of this Agreement shall be contained in a written instrument delivered in person or sent by facsimile (with written confirmation of transmission), e-mail (with written confirmation of transmission) or a nationally-recognized overnight courier, which shall be addressed, in the case of the Company to the Office of the Secretary; and if to the Optionee, to the address, e-mail address or facsimile number appearing in the personnel records of the Company or any of its Affiliates, as applicable. By a notice given pursuant to this Section 6.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 6.5. Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the business day during which such normal business hours next occur if not given during such hours on any day and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 6.5, each party shall have the right to change its mailing address, e-mail address or facsimile number for the notices and communications to such party. The Company and the Optionee hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by electronic transmission addressed to the e-mail address or facsimile number of the Company and the Optionee, as applicable, as provided herein.

Section 6.6. Titles; Interpretation.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. Defined terms used in this Agreement shall apply equally to both the singular and plural forms thereof. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The term “hereunder” shall mean this entire Agreement as a whole unless reference to a specific section or provision of this Agreement is made. Any reference to a Section, subsection and provision is to this Agreement unless otherwise specified.

Section 6.7. No Right to Employment or Additional Options or Stock Awards.

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in Employment, or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which are hereby expressly reserved, to terminate the Employment of the Optionee at any time for any reason whatsoever, with or without Cause, subject to the applicable provisions, if any, of the Optionee’s Employment agreement (if any such agreement is in effect at the time of such termination). Neither the Optionee nor any other Person shall have any claim to be granted any additional Options or any other Stock Awards and there is no obligation under the Plan for uniformity of treatment of Participants, or holders or beneficiaries of Options or other Stock Awards. The terms and conditions of the Option granted hereunder or any other Stock Award granted under the Plan or otherwise and the Committee’s determinations and interpretations with respect thereto and/or with respect to the Optionee and any other Participant need not be the same (whether or not the Optionee and any such Participant are similarly situated).

In addition, except as otherwise provided in the Optionee’s Employment agreement, if the Optionee ceases to be an employee or other service provider to the Company or any of its Affiliates, as applicable, under no circumstances will the Optionee be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which the Optionee might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise. By accepting the Option granted hereunder, the Optionee acknowledges and agrees that the Option granted hereunder and any other Options or other Stock Awards the Optionee has been awarded under the Plan and any other Options or other Stock Awards the Optionee may be granted in the future, even if such Options or other Stock Awards are made repeatedly or regularly, and regardless of their amount: (a) are wholly discretionary, are not a term or condition of Employment and do not form part of a contract of Employment, or any other working arrangement between the Optionee and the Company or any of its Affiliates, (b) do not create any contractual entitlement to receive future Options or other Stock Awards or to continued Employment, and (c) do not form part of salary or remuneration for purposes of determining pension payments or any other purposes, including, without limitation, termination indemnities, severance, resignation, redundancy, bonuses, long-term service awards, pension or retirement benefits, or similar payments, except as otherwise required by Applicable Law or as otherwise expressly provided in the Optionee’s Employment agreement.

Section 6.8. Data Privacy.

(a) The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s Data as described in this Section 6.8 by and among, as applicable, the Company and its Affiliates, (including any of their respective payroll administrators), wherever they may be located, (collectively, the “Data Recipients”) for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that the Data Recipients will collect, hold, and process certain personal information about the Optionee (including, without limitation, (i) the Optionee’s name, home address, telephone number, date of birth, nationality and job detail and (ii) details of the Option granted hereunder and any other Stock Award granted to the Optionee) (such personal information, the “Data”).

(b) The Data Recipients will treat the Data as private and confidential and will not disclose the Data for purposes other than the management and administration of the Optionee’s participation in the Plan and will take reasonable measures to keep the Data private, confidential, accurate and current.

(c) Where the transfer is to a destination outside the jurisdiction in which the Optionee resides, the Company and its Affiliates (including any of their respective payroll administrators) shall take reasonable steps to ensure that the Data continues to be adequately protected and securely held. Nonetheless, by accepting the Option granted hereunder, the Optionee acknowledges that the Data may be transferred to a jurisdiction that does not offer the same level of protection as the jurisdiction in which the Optionee resides. The Optionee understands that the Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting the Optionee’s local human resources representative. The Optionee authorizes the Data Recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of the Data as may be required to a broker or other third party with whom the Optionee may elect to deposit any Shares acquired upon exercise of this Option. The Optionee understands that the Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan.

(d) The Optionee may, at any time, view the Data, require any necessary corrections to the Data or withdraw the consent referenced in this Section 6.8 by contacting the Secretary of the Company. The Optionee understands, however, that refusing or withdrawing the Optionee’s consent may affect the Optionee’s ability to participate in the Plan. For more information on the processing of personal data, including the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that the Optionee may contact the Optionee’s local human resources representative.

Section 6.9. Nature of Grant.

In accepting the grant, the Optionee acknowledges that regardless of any action the Company or its Affiliates takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Optionee is and remains the Optionee’s responsibility, and the Optionee shall pay to, and indemnify and keep indemnified, the Company and its Affiliates from and against Tax-Related Items legally due by the Optionee that are attributable to the exercise of, or any benefit derived by the Optionee from, the Option and that the Company and its Affiliates (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Agreement, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise or the receipt of any dividends with respect to such Shares; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items.

In addition, in accepting the grant, the Optionee acknowledges that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b) the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;

(c) all decisions with respect to future Stock Award grants, if any, will be at the sole discretion of the Company;

(d) the Optionee’s participation in the Plan shall not create a right to further Employment with the Company or any of its Affiliates and shall not interfere with the ability of the Company or any of its Affiliates to terminate the Optionee’s Employment at any time with or without Cause;

(e) the Optionee is voluntarily participating in the Plan;

(f) this Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or its Affiliates, and is outside the scope of the Optionee’s Employment agreement, if any;

(g) this Option, and benefit derived therefrom, is not part of the Optionee’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(h) if the Optionee ceases to be an employee or other service provider to the Company and its Affiliates, this Agreement will not be interpreted to form an employment contract or relationship with the Company or any of its Affiliates, and furthermore, in no event will the Optionee’s participation in the Plan or this Option grant be interpreted to form an employment contract with the Company or any of its Affiliates;

(i) (i) the future value of the Shares underlying this Option is unknown and cannot be predicted with certainty; (ii) if such underlying Shares do not increase in value, the Option will have no value; and (iii) if the Optionee exercises the Option and obtains Shares, the value of those Shares may increase or decrease in value, even below the Option Price;

(j) (i) no claim or entitlement to compensation or damages shall arise from termination of the Option, or diminution in value of the Option or Shares purchased through exercise of the Option, resulting from termination of the Optionee’s Employment by the Company or any of its Affiliates (for any reason whatsoever and whether or not in breach of local labor laws) and the Optionee irrevocably releases the Company and its Affiliates from any such claim that may arise, and (ii) if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Optionee shall be deemed irrevocably to have waived the Optionee’s entitlement to pursue such claim;

(k) (i) in the event of involuntary termination of the Optionee’s Employment (whether or not in breach of local labor laws), the Optionee’s right to exercise the Option after such termination, if any, will be measured by the date of termination of the Optionee’s active Employment (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law), and will not be extended by any notice period mandated under local law and (ii) the Company shall have the exclusive discretion to determine when the Optionee is no longer actively employed for all purposes under this Agreement; and

(l) each of the provisions in this Agreement and the restrictions set out in Section 6.3 hereof is an entirely separate, severable and independent provision and/or restriction. If any provision or part-provision, restriction or part-restriction of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision or restriction or part-restriction shall be deemed deleted. Any modification to or deletion of a provision or part-provision or restriction or part-restriction under this Section 6.9(l) shall not affect the validity and enforceability of the rest of this Agreement.

Section 6.10. Governing Law.

This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of law principles thereof.

[Signature on next page.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

DENALI HOLDING INC.

By:
Name:
Title:

Optionee

-Signature Page to Global Performance Option-